TRANSITION SERVICES AGREEMENT

            This TRANSITION SERVICES AGREEMENT (this "Agreement") is dated as of March 30, 1998, by and between Harnischfeger Corporation, a Delaware corporation ("Harnco"), and Morris Material Handling, Inc., a Delaware corporation ("MMH").

                              W I T N E S S E T H:

            WHEREAS, pursuant to that certain Recapitalization Agreement dated as of January 28, 1998, as amended to date, by and between MHE Investments, Inc., Harnco and additional sellers named therein (the "Recapitalization Agreement"), MHE Investments, Inc. will acquire a controlling interest in the Companies;

            WHEREAS, in connection therewith, MMH and Harnco desire that Harnco provide the Companies located in the United States with certain transition services as set forth herein; and

            WHEREAS, capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the Recapitalization Agreement;

            NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Harnco and MMH agree as follows:

            1. Transition Services. During the term of this Agreement as set forth in Section 4 below (the "Transition Period"), Harnco shall provide, or cause its Affiliates to provide, to the Companies and their Subsidiaries located in the United States the services set forth on Annex A hereto for the periods of time set forth on Annex A hereto, in each case in the manner and at a relative level of service consistent in all material respects with that provided by Harnco or its Affiliates to the Companies and their Subsidiaries immediately prior to the date hereof. Such services shall be provided at the price set forth on Annex A hereto. MMH shall not be responsible for any allocated software amortization charges. Harnco and MMH shall each pay fifty percent (50%) of (i) any amounts that are required to be paid to any licensors of software that is used in connection with the provision of any services hereunder; and (ii) any amounts that are required to be paid to any such licensors to obtain the consent of such licensors to provide any of the services hereunder. Subject to the immediately preceding sentence, Harnco shall use reasonable efforts to obtain any consents that may be required from such licensors in order to provide any of the services hereunder.

            2. Billing and Payment. MMH shall promptly pay any bills and invoices that it
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receives from Harnco or its Affiliates for services provided pursuant to this
Agreement, subject to receiving appropriate support documentation for such bills and invoices. Such charges will be billed at the end of each fiscal month during the Transition Period. All invoices shall be paid not later than thirty (30) days following receipt by MMH of Harnco's bill or invoice. Payments made after thirty (30) days from receipt of bills or invoices shall bear interest at the rate of 12% per annum.

            3. General Intent. Harnco shall provide the transition services which are set forth on Annex A hereto and such other transition assistance as the parties may otherwise agree during the Transition Period. Nothing hereunder shall be construed as a representation or warranty by Harnco that such services shall be suitable or adequate for the conduct of the business of the Companies by the MMH. Subject to Section 4 below, MMH shall cause the Companies and its Subsidiaries to use reasonable commercial efforts to discontinue the use of such assistance as soon as reasonably possible and (unless the parties otherwise agree) in all events to discontinue such use with respect to each service specified in Annex A hereto not later than the end of the period specified in Annex A hereto (and any extensions thereto pursuant to Section 4) for the provision of each such service.

            4. Term of Agreement. Subject to Section 5, the term of this Agreement shall commence on the Closing Date and shall continue with respect to each service described on Annex A hereto for the term of the service period with respect to such service set forth on Annex A hereto, provided that MMH may extend any such service from month-to-month for a period not to exceed twelve
(12) months after the expiration of the "Service Period" for such Service as is set forth in "Annex A", at a price to which Harnco and MMH have agreed (following their reasonable good faith efforts to reach agreement). Failing such agreement, no service term shall be extended. Notwithstanding the provisions of the Separation Agreement, MMH shall be responsible for and shall reimburse Harnco for the costs of setting up software interfaces and migrating data upon the expiration or termination of the term of any service period hereunder.

            5. Termination.

                  (a) Any service provided by Harnco or its Affiliates hereunder may be terminated by MMH prior to the end of the period specified in Annex A hereto upon twenty (20) days' prior written notice to Harnco. As soon as reasonably practicable following receipt of any such notice, Harnco shall advise MMH as to whether termination of such service will require the termination or partial termination of, or otherwise affect the provision of, certain other services specified in Annex A attached hereto because such other services cannot be provided at the same cost or expense to Harnco following termination of such service. If such is the case, MMH may withdraw its termination notice. Otherwise, such termination shall be final.

                  (b) In addition, this Agreement may be terminated in its entirety at any time as follows:


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                        (i) by the mutual written agreement of the parties
                  hereto;

                        (ii) at the election of Harnco (such election to be made
                  in writing), in the event of a material default by MMH of its obligations hereunder, which shall not have been cured within sixty (60) days after written notice given by Harnco to MMH or, in the event of a breach of a payment obligation, thirty
                  (30) days after written notice given by Harnco to MMH; or

                        (iii) at the election of MMH (such election to be made
                  in writing), in the event of a material default by Harnco of its obligations hereunder, which shall not have been cured within sixty (60) days after written notice given by MMH to Harnco.

                  (c) No termination of this Agreement, in whole or in part, shall discharge, affect or otherwise modify in any manner the rights and obligations of the parties hereto which have accrued or have been incurred prior to such termination, including, the obligation of MMH to pay to Harnco any and all amounts payable hereunder in respect of Services theretofore provided, or of Harnco to resolve pursuant to the terms hereof any claims identified by MMH.

            6. Assignment. This Agreement may not be assigned by either party and shall not inure to the benefit of any third party without the prior written consent of the other party, and any attempted assignment shall be null and void, except that Harnco may assign this Agreement to any entity into which it merges or reorganizes or to any current or future Harnco affiliate.

            The foregoing notwithstanding, MMH (and any permitted successor or assign) may assign or transfer its rights hereunder (except for any rights to the services described at Annex A, Sections (B)(1) and (B)(3) or any other services which would permit access to any proprietary information of Harnco or its Affiliates, which shall terminate upon any assignment or transfer) as part of a merger or consolidation with, or the sale, exchange or other transfer of all or substantially all of its assets to, any Person other than an HII Competitor (as defined below). As used in this Agreement, "HII Competitor" means any Person which engages in a business or enterprise which competes with (i) any business or enterprise conducted by HII or its Subsidiaries immediately after the Closing or (ii) any other business or enterprise conducted by HII or its Subsidiaries in the future (other than as a result of the acquisition of HII by a third party). Harnco shall have the right to terminate this Agreement on 90 days prior written notice at any time after an HII Competitor (x) acquires more than 50% of MMH's (or its direct or indirect parent's) voting stock (or more than 50% of the voting stock of a permitted successor or assign) or (y) acquires, directly or indirectly, the power to direct or cause the direction of MMH's (or a permitted successor's or assign's) management or policies (whether through ownership of


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securities or partnership or other ownership interests, by contract or otherwise).

            7. Confidentiality. Each party shall cause each of its Affiliates and each of their officers, directors and employees to hold all information relating to the business of the other party disclosed to it by reason of this Agreement confidential and will not disclose any of such information to any party unless legally compelled to disclose such information; provided, however, that to the extent that any of them may become so legally compelled they may only disclose such information if they shall first have used reasonable efforts to, and, if practicable, shall have afforded the other party the opportunity to obtain, an appropriate protective order or other satisfactory assurance of confidential treatment for the information required to be so disclosed.

            8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin, without regard to its conflicts of law principles.

            9. LIMITATION OF LIABILITY. HARNCO SHALL HAVE NO LIABILITY TO MMH WITH RESPECT TO THE PROVISION OF SERVICES HEREUNDER FOR LOST PROFITS OR FOR SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES OF ANY KIND WHETHER ARISING IN CONTRACT, TORT, PRODUCT LIABILITY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH LOST PROFITS OR DAMAGES. IN NO EVENT SHALL HARNCO BE LIABLE TO MMH FOR ANY DAMAGES WHATSOEVER IN EXCESS OF THE PRICE OF SERVICES AT ISSUE PROVIDED HEREUNDER, OTHER THAN DAMAGES CAUSED BY HARNCO'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

      In the event that any warranty of Harnco fails of its essential purpose, or is held to be invalid or unenforceable for any reason, in consideration of the other provisions of this Agreement, the parties understand and agree that all limitations of liability for special, incidental, and consequential damages will nevertheless remain in effect.

            10. Dispute Resolution; Submission to Jurisdiction.

            (a) In the event of any dispute or disagreement between Harnco and MMH as to the interpretation of any provision of this Agreement (or the performance of obligations hereunder), the matter, upon written request of either party, shall be referred to representatives of the parties for decision, each party being represented by a senior executive officer who has no direct operational responsibility for the matters contemplated by this Agreement (the "Representatives"). The Representatives shall promptly meet in a good faith effort to resolve the dispute. If the Representatives do not agree upon a decision within 30 calendar days after reference of the matter to them, each of Harnco and MMH shall be free to exercise the remedies available to it under applicable law, subject to clause (b) below.


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            (b) Each of Harnco and MMH consents to the exclusive jurisdiction of the federal courts of the Eastern District of Wisconsin for any legal action, suit or proceeding arising out of or in connection with this Agreement, and agrees that any such action, suit, or proceeding may be brought only in such courts. If such forum is not available, MMH and Harnco consent to the exclusive jurisdiction of the Milwaukee County Circuit Court for any such action, suit or proceeding. Each of Harnco and MMH further waives any objection to the laying of venue for any suit, action or proceeding in such courts. Each party agrees to accept and acknowledge service of any and all process that may be served in any suit, action or proceeding. Each party agrees that any service of process upon it mailed by registered or certified mail, return receipt requested to such party at the address provided in Section 12 below shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding. Each party agrees to waive any right it might have to a trial by jury in any such suit, action or proceeding.

            11. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            12. Notices. Unless otherwise indicated herein, all notices, requests, demands or other communications to the respective parties hereto shall be deemed to have been given or made when deposited in the mails, registered or certified mail, return receipt requested, postage prepaid, or by means of overnight delivery service when delivered to such service addressed or by facsimile to the respective party at the following address:

            To Harnco:       Harnischfeger Corporation
                             4400 W. National Avenue
                             Milwaukee, WI 53214-3684
                             Attn: Michael Salsieder
                                   Vice President, General Counsel and Secretary

            To MMH:          Morris Material Handling, Inc.
                             315 W. Forest Hill Avenue
                             Oak Creek, WI 53154-2999
                             Attn: General Counsel

            with a copy to:  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                             1333 New Hampshire Avenue, N.W.
                             Suite 400
                             Washington, D.C.  20036
                             Attn: Russell W. Parks, Jr.


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            13. Modification, Nonwaiver, Severability. No alleged waiver, modification or amendment to this Agreement or to Annex A attached hereto shall be effective against either party hereto, unless in writing, signed by the party against which such waiver, modification or amendment is asserted, and referring specifically to the provision hereof alleged to be waived, modified or amended. The failure or delay of either party to insist upon the other party's strict performance of the provisions in this Agreement or to exercise in any respect any right, power, privilege, or remedy provided for under this Agreement shall not operate as a waiver or relinquishment thereof, nor shall any single or partial exercise of any right, power, privilege, or remedy preclude other or further exercise thereof, or the exercise of any other right, power, privilege, or remedy; provided, however, that the obligations and duties of either party with respect to the performance of any term or condition in this Agreement shall continue in full force and effect.

            14. Interpretation. The headings and captions contained in this Agreement and in Annex A attached hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the word "including" herein shall mean "including without limitation."

            15. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

            16. Entire Agreement. This Agreement and the Recapitalization Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter.

            17. Relationship of Parties. Harnco shall perform all of the services hereunder as an independent contractor and none of the parties shall act or represent or hold itself out as having authority to act as an agent or partner of the other parties, or in any way bind or commit the other party to any obligations. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement.

            18. Force Majeure. If Harnco is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, lockout or other labor trouble, any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental authority, riot, war, rebellion or other causes beyond the reasonable control of Harnco or other acts of God, then upon written notice to MMH, the affected provisions and/or other requirements of this Agreement shall be suspended during the period of such disability and Harnco shall have no liability to MMH or any other party in


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connection therewith, other than using commercially reasonable efforts to provide an alternative, if possible, and at the end of such suspended period to continue to provide any affected services for the balance of the term and at the price therefor as set forth in "Annex A".

            19. Effectiveness. The parties' obligations under this Agreement are conditional upon the closing of the Recapitalization Agreement (the "Closing"), the occurrence of which is subject to various conditions set forth in the Recapitalization Agreement. This Agreement shall become operative if and when the Closing occurs and shall be null and void if the Closing does not occur for any reason. Nothing in this Agreement shall constitute a representation or promise that any party hereto shall proceed with the Closing or obligate any party to do so.

                           *     *     *     *     *


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            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date and year first set forth above.

                              HARNISCHFEGER CORPORATION


                              By: /s/ Eric Fonstad
                                 -------------------------

                              Title: Assistant Secretary
                                    ----------------------

                              MORRIS MATERIAL HANDLING, INC.


                              By: /s/ David D. Smith
                                 -------------------------

                              Title: Vice President
                                    ----------------------